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                                                                     EXHIBIT 5.1

                                                        File Number:  F1088-0017
                                             Direct Dial Number:  (213) 891-5020
                                        E-Mail Address: MBonenfant@buchalter.com

                                 August 2, 2000
Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Office of Applications and Reports Services

             Re:      Hanmi Financial Corporation
                      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the "Company"), in connection with the registration of 1,482,837 shares of common stock, $.001 par value per share (the "Shares") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "1933 Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement"). The Shares will be issued in accordance with the Company's Year 2000 Stock Option Plan (the "Plan").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

     In our capacity as counsel to the Company, we have reviewed such documents and made such inquiries as we have reasonably deemed necessary to enable us to render the opinion expressed below. In all such reviews, we have made certain customary assumptions such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers, or amendments to any documents reviewed by us and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For purposes of rendering this opinion, we have investigated such questions of law as we have deemed necessary.

     On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations expressed herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Plan, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

     This opinion is limited to the present laws of the State of California and of the United States of America, and the corporate law of the State of Delaware.

     This opinion is solely for your information in connection with the offer and sale of the Shares by the Company, and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents nor to be filed with any governmental agency or other persons, other than with the Commission and various state securities administrators in connection with the qualification of the Shares, to which reference and filings we hereby consent.

                                       Very truly yours,

                                       BUCHALTER, NEMER, FIELDS & YOUNGER